EXHIBIT 99.1

City National Corp. Reports First-Quarter 2008 Net Income of $44 Million, or $0.91 Per Share

            Revenue Up 7 Percent From First Quarter of 2007

        Loans and Noninterest Income Grow At Double-Digit Rates

LOS ANGELES, April 17, 2008 (PRIME NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported first-quarter 2008 net income of $44.0 million, or $0.91 per share. In the first quarter of 2007, the company earned $1.15 per share on net income of $56.5 million.

FIRST-QUARTER 2008 HIGHLIGHTS

 * City National's first-quarter revenue grew to $228 million, up
   7 percent from $213 million in the first quarter of 2007.

 * Fully taxable-equivalent net interest income amounted to $152.3 million, up 1 percent from the first quarter of 2007.  The company's net interest margin averaged 4.26 percent in the first quarter of 2008, compared to 4.42 percent in the fourth quarter of
   2007.

 * Average deposit balances were $11.5 billion, down 3 percent from
   $11.9 billion in the first quarter of 2007.  Average core deposits grew 1 percent over the year-earlier period.

 * Average loans reached $11.7 billion, up 11 percent from the same period last year, due primarily to organic growth.

 * Noninterest income totaled $79.8 million, up 21 percent from the first quarter of 2007.  Noninterest income accounts for 35 percent of City National's total revenue.

 * Assets under direct management amounted to $35.9 billion, a
   33 percent increase from the first quarter of 2007.  Assets under management or administration grew 15 percent to $55.9 billion.

 * City National's first-quarter return on average equity was
   10.46 percent, and its return on average assets was 1.13 percent.

 * First-quarter 2008 net income reflects a $17 million provision for credit losses.  (The company made no provision in the first quarter of 2007.)  Net charge-offs in the first quarter of this year totaled $12.1 million, or 42 basis points of total loans.  The company's allowance for loan and lease losses amounted to
   $168.3 million, or 1.43 percent of total loans.

 * The company remained well capitalized.  Its period-end ratio of equity-to-total-assets at March 31, 2008 was 10.56 percent, compared to 10.42 percent at both March 31 and December 31 of last year.

"City National's first-quarter earnings in this economy were reduced by the sharp drop in interest rates and additions to our credit reserves, due primarily to the for-sale housing market," said President and Chief Executive Officer Russell Goldsmith. "Nonetheless, the quarter was quite profitable and we remain a well-capitalized, growing company with a strong balance sheet, an exceptional deposit base and solid credit reserves.

"Not only does City National have no subprime mortgages or CDOs, or SIVs on its balance sheet, looking forward we have no auto loans, consumer credit card or home equity loans to be concerned about. Our company is well-positioned not only to weather the current economic challenges, but also to take advantage of prudent growth opportunities as competitive and economic conditions improve."

                    For the three             For the three
 Dollars in          months ended                 months
  millions,            March 31,                   ended
  except        ---------------------    %        Dec. 31,      %
  per share        2008      2007      Change       2007      Change
 -------------- ---------- ---------- ---------- ---------- ----------
 Earnings
  Per Share     $    0.91  $    1.15        (21) $    0.96         (5)
 Net Income          44.0       56.5        (22)      46.9         (6)
 Average
  Assets         15,723.5   14,836.3          6   15,588.6          1
 Return on
  Average Assets     1.13%      1.55%       (27)      1.19%        (5)
 Return on
  Average Equity    10.46      15.10        (31)     11.28         (7)

ASSETS

Total assets at March 31, 2008 were $15.9 billion, up 4 percent from the first quarter of 2007.

REVENUE

Revenue grew to $228.0 million, up 7 percent from the first quarter of 2007, due principally to organic growth as well as the company's May 1, 2007 acquisition of Convergent Wealth Advisors.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $152.3 million in the first quarter, up $1.0 million from the same period last year.

First-quarter average loan balances reached $11.7 billion, up 11 percent from the first quarter of 2007 and 2 percent from the fourth quarter of last year. Commercial loans increased 1 percent from the fourth quarter, while commercial real estate and construction loans together were up 3 percent. Average single-family residential mortgage lending to City National's private banking clients rose 1 percent.

Average securities for the first quarter of 2008 totaled $2.5 billion, down 15 percent from the same period last year. The average duration of total available-for-sale securities at March 31, 2008 was 3.5 years, compared with 3.4 years at the end of the first quarter of 2007.

At March 31, 2008, City National's prime lending rate was 5.25 percent, down 200 basis points from December 31, 2007.

                                                      For the
                            For the                    three
                        three months ended             months
                            March 31,                  ended
                       ---------------------    %     Dec. 31,    %
 Dollars in millions    2008         2007     Change    2007    Change
 -------------------- ---------   ---------   ------ ---------  ------
 Average Loans        $11,689.4   $10,554.9     11   $11,461.3     2
 Average Total
  Securities            2,524.3     2,970.3    (15)    2,593.5    (3)
 Average Earning
  Assets               14,371.3    13,659.5      5    14,222.5     1
 Average Deposits      11,521.1    11,916.3     (3)   12,013.8    (4)
 Average Core
  Deposits             10,192.6    10,044.8      1    10,499.2    (3)
 Fully Taxable-
  Equivalent Net
  Interest Income         152.3       151.3      1       158.5    (4)
 Net Interest Margin       4.26%       4.49%    (5)       4.42%   (4)

City National's net interest margin in the first quarter of 2008 averaged 4.26 percent, compared with 4.42 percent in the fourth quarter of last year. This decline was attributable primarily to short-term interest rate reductions, average loan growth and lower average demand deposits.

First quarter average deposits totaled $11.5 billion, down 3 percent from the same period of 2007 due to a runoff of time deposits and 4 percent from the fourth quarter due to seasonal variations. Average core deposits grew 1 percent over the first quarter of last year. Average noninterest-bearing deposits fell 2 percent from the first quarter of 2007 and 4 percent from the fourth quarter.

Even with the nationwide slowdown in housing sales and refinancings, title and escrow deposit balances averaged $1.0 billion, compared to $1.2 billion in the first quarter of 2007 and $1.1 billion in the fourth quarter of last year.

NONINTEREST INCOME

Noninterest income reached $79.8 million in the first quarter of 2008, a 21 percent increase from the previous year, due to fee revenue generated by wealth management, international banking and cash management. Excluding City National's acquisition of Convergent Wealth Advisors, noninterest income grew 8 percent.

At March 31, 2008, noninterest income accounted for 35 percent of City National's total revenue, up from 31 percent at March 31, 2007.

Wealth Management

City National's assets under management grew 33 percent to $35.9 billion in the first quarter of 2008, due primarily to the acquisition of Convergent Wealth Advisors and the strong performance of City National Asset Management (CNAM), the company's internal wealth management arm. As a result, trust and investment fees increased 20 percent over the first quarter of 2007. Brokerage and mutual fund fees grew 26 percent.

                   At or for the               At or for the
                 three months ended            three months
                      March 31,                    ended
 Dollars        ---------------------     %       Dec. 31,      %
  in millions     2008       2007       Change      2007      Change
 -------------- ---------- ---------- ---------- ---------- ----------
 Trust and
  Investment
  Fee Revenue   $    36.3  $    30.3         20  $    38.2         (5)
 Brokerage and
  Mutual Fund
   Fees              17.4       13.8         26       17.0          2
 Assets Under
  Management
  (1)            35,884.8   27,074.4         33   37,268.5         (4)
 Assets Under
  Management or
  Administration
  (1)            55,854.7   48,432.6         15   58,506.3         (5)

 (1) Excludes $10.1 billion, $9.3 billion, and $12.4 billion of assets under management for an asset manager in which City
     National held a minority ownership interest as of March 31, 2008,
     March 31, 2007, and December 31, 2007, respectively.

Other Noninterest Income

Fee income from foreign exchange services and letters of credit grew 19 percent from the first quarter of 2007. Income from cash management and deposit transaction fees rose 31 percent from the same period of last year, due to the impact of declining interest rates on the value of compensating deposit balances and the sale of additional cash management services.

Other service charges and fees were $5.9 million in the first quarter of 2008, down slightly from the year-ago period.

First-quarter securities gains of $0.7 million relate principally to the partial redemption of VISA Class B Common Stock.

NONINTEREST EXPENSE

First-quarter noninterest expense amounted to $143.1 million, up 16 percent from the first quarter of 2007. Excluding minority interest expense and the acquisition of both Business Bank of Nevada and Convergent Wealth Advisors, noninterest expense grew 8 percent from the same period a year ago.

City National's first-quarter efficiency ratio was 62 percent, compared with 57 percent in the first quarter of 2007. The year-over-year increase was due primarily to pressure on the company's net interest margin and the continued expansion of City National's fee-based businesses, including the addition of Convergent Wealth Advisors.

CREDIT QUALITY

Nonaccrual loans of $113.6 million and other real estate owned (OREO) assets of $3.8 million at March 31, 2008 totaled $117.4 million, or 1 percent of total loans and other nonperforming assets, compared with $75.6 million, or 65 basis points, last quarter and $23.4 million, or 22 basis points, at the same period last year.

Net loan charge-offs for the quarter were $12.1 million, compared with net charge-offs of $3.9 million last quarter and net recoveries of $1.2 million in the first quarter of 2007. The increase in nonaccrual loans and net charge-offs occurred primarily in the residential homebuilder portfolio. Over 80 percent of first-quarter charge-offs and loans on nonaccrual are related to residential construction projects.

The national housing market is under significant duress. New home sales recently fell to 13-year lows, and the S&P Home Price Index declined further than at any time since its inception in 1987.

City National's secured and unsecured homebuilder loans amount to $583 million, or 5 percent of the company's $11.8 billion loan portfolio at March 31, 2008. These loans generally have a guarantor or other credit enhancement support. The bank is actively managing each homebuilder loan to ensure that appropriate steps are taken to mitigate risks and loss exposure.

Excluding loans to homebuilders, City National's construction and commercial real estate portfolio continues to perform satisfactorily. While commercial real estate property values are likely to soften as a result of the slowing economy and reduced liquidity, this portfolio is diverse in terms of geography and product type, and it consists primarily of recourse loans to well-established real estate developers in resilient markets. These developers are clients with whom the bank has strong long-term relationships.

City National's residential mortgage loans and home-equity loans continue to perform well. Their average loan-to-value ratios at origination are 50 percent and 54 percent, respectively. None of the loans have been originated through brokers or third-parties. City National has not originated or purchased subprime or option adjustable rate mortgages.

In the first quarter of 2008, City National recorded a $17 million provision for credit losses. This provision reflects management's ongoing assessment of the credit quality of the company's portfolio, which is affected by various economic trends, including weakness in the housing sector. Additional factors affecting the provision include net loan charge-offs, nonaccrual loans, risk-rating migration and growth in the portfolio.

At March 31, 2008, the allowance for loan and lease losses was $168.3 million, or 1.43 percent of total loans. The bank maintains an additional $24.9 million in reserves for off-balance sheet credit commitments.

INCOME TAXES

The company's effective tax rate for the first quarter of 2008 was 35.2 percent, compared to 36.8 percent in the year-ago period. The lower tax rate for the first quarter of this year is attributable to a one-time tax benefit related to refunds for research and development credits claimed. The effective rate was unchanged from the fourth quarter of last year.

2008 OUTLOOK

The U.S. economy continued to worsen and interest rates declined sharply in the first quarter of this year. The economy is now stagnant and may even be in a mild recession, which affects all financial institutions, including City National.

Management now expects to record a somewhat higher provision for credit losses in 2008 than previously anticipated, due to the continuing and historic decline of conditions in the residential construction business, which have raised the level of nonperforming loans in that sector. Management also expects the recent sharp decline in short-term interest rates to place additional pressure on net interest income. In addition, declining values in the equity markets have lowered the company's expectations for wealth management fee income.

The company has revised its 2008 earnings forecast and, based upon its current assessment of economic conditions, now expects net income per share to be 17 percent to 22 percent lower this year than it was in 2007.

City National's credit reserves and capital position are strong, and the company's outlook for continuing profitability assumes that they will be even stronger by year-end. While expenses for 2008 are expected to come in lower than initially anticipated, the company also continues to invest in a number of longer-term growth initiatives.

CAPITAL LEVELS

City National remains well capitalized. Total risk-based capital and Tier 1 risk-based capital ratios at March 31, 2008 were 11.46 percent and 9.51 percent, respectively, compared with the minimum regulatory standards of 10 percent and 6 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at March 31, 2008 was 8.06 percent, well above the regulatory minimum ratio of 5 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at December 31, 2007 were 11.27 percent, 9.31 percent and 7.97 percent, respectively.

The period-end ratio of shareholders' equity to total assets at March 31, 2008 was 10.56 percent, compared to 10.42 percent at both March 31, 2007 and December 31, 2007.

STOCK REPURCHASE

In the first quarter of 2008, City National repurchased 191,500 of its outstanding shares at an average cost per share of $54.24. The company expects to repurchase additional stock this year. It is currently authorized to buy back an additional 1,370,400 shares, subject to market conditions.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss first-quarter 2008 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (800) 599-9829 and enter passcode 91988445. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 62 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The company and its eight majority-owned investment affiliates manage or administer nearly $56 billion in client assets, including $35.9 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general business and economic conditions, either nationally, regionally or locally in areas where the company conducts its business, (2) greater than expected volatility in equity, fixed income and other market valuations, (3) protracted labor disputes in the company's markets, (4) changes in interest rates and interest-rate relationships, (5) significant changes in banking laws or regulations, (6) increased competition in the company's markets and demand for the company's products and services, (7) higher-than-expected credit losses due to business losses, real estate cycles, capital market disruptions, changes in commercial real estate development and real estate prices or other economic factors, (8) changes in the level of nonperforming assets and charge-offs and changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, (9) changes in the financial performance and/or condition of the company's borrowers, (10) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (11) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (12) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (13) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (14) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (15) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2007 and particularly Part I, Item 1A, titled "Risk Factors."

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)                                       Three Months
                                           ----------------------------
 For The Period Ended March 31,              2008       2007   % Change
 ----------------------------------------  ----------------------------
 Per Common Share
  Net Income
   Basic                                   $   0.92   $   1.18   (22)
   Diluted                                     0.91       1.15   (21)
  Dividends                                    0.48       0.46     4
  Book value                                  35.14      32.72     7

 Results of Operations: (In millions)
  Interest income                          $    208   $    214    (3)
  Interest expense                               60         67   (11)
                                           --------   --------
   Net interest income                          148        147     1
  Net interest income (Fully
   taxable-equivalent)                          152        151     1
  Total revenue                                 228        213     7
  Provision for credit losses                    17         --    NM
  Net income                                     44         57   (22)

 Financial Ratios:
  Performance Ratios:
   Return on average assets                    1.13%      1.55%
   Return on average shareholders'
    equity                                    10.46      15.10
   Period-end shareholders' equity to
    period-end assets                         10.56      10.42
   Net interest margin                         4.26       4.49
   Efficiency ratio                           61.95      57.18
  Capital Adequacy Ratios (Period-end):
   Tier 1 leverage                             8.06       8.59
   Tier 1 risk-based capital                   9.51      10.62
   Total risk-based capital                   11.46      13.12

 Asset Quality Ratios:
  Allowance for loan and lease losses to:
   Total loans and leases                      1.43%      1.51%
   Nonaccrual loans                          148.10     687.55
  Nonperforming assets to:
   Total loans and leases and
    nonperforming assets                       1.00       0.22
   Total assets                                0.74       0.15
  Net (charge-offs)/recoveries to
   Average total loans and leases
    (annualized)                              (0.42)%     0.05%

 Average Balances: (In millions)
  Loans and leases                         $ 11,689   $ 10,555    11
  Interest-earning assets                    14,371     13,660     5
  Assets                                     15,724     14,836     6
  Core deposits                              10,192     10,045     1
  Deposits                                   11,521     11,916    (3)
  Interest-bearing liabilities                8,377      7,609    10
  Shareholders' equity                        1,691      1,519    11

 Period-End Balances : (In millions)
  Loans and leases                         $ 11,755   $ 10,650    10
  Assets                                     15,934     15,264     4
  Core deposits                              10,567     10,673    (1)
  Deposits                                   11,792     12,606    (6)
  Shareholders' equity                        1,682      1,590     6

 Wealth Management: (In millions)(1)
  Assets under management                  $ 35,885   $ 27,074    33
  Assets under management or
   administration                            55,855     48,433    15

 (1) Excludes $10.1 billion and $9.3 billion of assets under management for an asset manager in which City National held a minority ownership interest as of March 31, 2008 and March 31, 2007, respectively.

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)
                                                 Three Months Ended
                                                      March 31,
  (Dollars in thousands                    -----------------------------
   except per share data)                    2008       2007   % Change
-----------------------------------------  -----------------------------
 Interest income                           $207,752   $214,241    (3)
 Interest expense                            59,587     66,972   (11)
                                           --------   --------
  Net Interest Income                       148,165    147,269     1

 Provision for Credit Losses                 17,000         --    NM

 Noninterest Income
  Trust and investment fees                  36,349     30,254    20
  Brokerage and mutual fund fees             17,422     13,780    26
  Cash management and deposit transaction
   fees                                      11,124      8,471    31
  International services                      7,687      6,463    19
  Bank-owned life insurance                     655        624     5
  Other service charges and fees              5,869      6,133    (4)
  Gain (loss) on sale of other assets            --        (46) (100)
  Gain on sale of securities                    710        269   164
                                           --------   --------
   Total noninterest income                  79,816     65,948    21

 Noninterest Expense
  Salaries and employee benefits             90,179     77,984    16
  Net occupancy of premises                  11,512      9,458    22
  Legal and professional fees                 8,560      8,721    (2)
  Information services                        6,206      5,551    12
  Depreciation and amortization               5,502      5,000    10
  Amortization of intangibles                 2,431      1,630    49
  Marketing and advertising                   5,595      3,998    40
  Office services                             2,986      2,747     9
  Equipment                                     913        718    27
  Minority interest expense                   3,306      2,076    59
  Other                                       5,957      5,906     1
                                           --------   --------
   Total noninterest expense                143,147    123,789    16
                                           --------   --------

 Income Before Taxes                         67,834     89,428   (24)

 Applicable Income Taxes                     23,847     32,883   (27)
                                           --------   --------

 Net Income                                $ 43,987   $ 56,545   (22)
                                           ========   ========

 Other Data:
  Earnings per common share - basic        $   0.92   $   1.18   (22)
  Earnings per common share - diluted      $   0.91   $   1.15   (21)
  Dividends paid per common share          $   0.48   $   0.46     4
  Dividend payout ratio                       52.75%     39.11%   35
  Return on average assets                     1.13%      1.55%  (27)
  Return on average shareholders' equity      10.46%     15.10%  (31)
  Net interest margin (Fully
   taxable-equivalent)                         4.26%      4.49%   (5)
  Full-time equivalent employees              2,959      2,800

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                                    2008        2007
                                                 ---------------------
 (Dollars in thousands                             First       Fourth
  except per share data)                          Quarter     Quarter
 ----------------------------------------------  ---------   ---------
 Interest Income                                 $ 207,752   $ 223,969
 Interest Expense                                   59,587      69,596
                                                 ---------   ---------
  Net Interest Income                              148,165     154,373

 Provision for Credit Losses                        17,000      20,000

 Noninterest Income
  Trust and investment fees                         36,349      38,188
  Brokerage and mutual fund fees                    17,422      16,995
  Cash management and deposit transaction fees      11,124       9,517
  International services                             7,687       8,379
  Bank-owned life insurance                            655         660
  Other service charges and fees                     5,869       8,575
  Gain (loss) on sale of other assets                   --          12
  Gain on sale of securities                           710           7
                                                 ---------   ---------
   Total noninterest income                         79,816      82,333

 Noninterest Expense
  Salaries and employee benefits                    90,179      88,146
  Net occupancy of premises                         11,512      11,881
  Legal and professional fees                        8,560      10,050
  Information services                               6,206       6,039
  Depreciation and amortization                      5,502       5,535
  Amortization of intangibles                        2,431       1,749
  Marketing and advertising                          5,595       6,977
  Office services                                    2,986       3,323
  Equipment                                            913         867
  Minority interest expense                          3,306       2,244
  Other                                              5,957       7,464
                                                 ---------   ---------
   Total noninterest expense                       143,147     144,275
                                                 ---------   ---------

 Income Before Taxes                                67,834      72,431

 Applicable Income Taxes                            23,847      25,509
                                                 ---------   ---------

 Net Income                                      $  43,987   $  46,922
                                                 =========   =========

 Other Data:
  Earnings per common share - basic              $    0.92   $    0.98
  Earnings per common share - diluted            $    0.91   $    0.96
  Dividends paid per common share                $    0.48   $    0.46
  Dividend payout ratio                              52.75%      47.44%
  Return on average assets                            1.13%       1.19%
  Return on average shareholders' equity             10.46%      11.28%
  Net interest margin (Fully taxable-equivalent)      4.26%       4.42%
  Full-time equivalent employees                     2,959       2,914

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)

                                           2007
 (Dollars in          ------------------------------------------------
  thousands except      Fourth    Third     Second    First      Full
  per share data)      Quarter   Quarter   Quarter   Quarter     Year
 ------------------   --------  --------  --------  --------  --------
 Interest Income      $223,969  $230,066  $225,825  $214,241  $894,101
 Interest Expense       69,596    76,340    72,921    66,972   285,829
                      --------  --------  --------  --------  --------
  Net Interest Income  154,373   153,726   152,904   147,269   608,272

 Provision for Credit
  Losses                20,000        --        --        --    20,000

 Noninterest Income
  Trust and investment
   fees                 38,188    37,488    34,823    30,254   140,753
  Brokerage and mutual
   fund fees            16,995    15,546    13,958    13,780    60,279
  Cash management and
   deposit transaction
   fees                  9,517     8,801     8,472     8,471    35,261
  International
   services              8,379     7,995     7,562     6,463    30,399
  Bank-owned life
   insurance               660       645       761       624     2,690
  Other service
   charges and fees      8,575     7,251     7,246     6,133    29,205
  Gain on sale of
   other assets             12     6,023        --       (46)    5,989
  Gain (loss) on sale
   of securities             7    (2,516)      866       269    (1,374)
                      --------  --------  --------  --------  --------
   Total noninterest
    income              82,333    81,233    73,688    65,948   303,202

 Noninterest Expense
  Salaries and
   employee benefits    88,146    84,057    80,904    77,984   331,091
  Net occupancy of
   premises             11,881    11,837    10,362     9,458    43,538
  Legal and
   professional fees    10,050     8,614     8,590     8,721    35,975
  Information services   6,039     6,024     5,750     5,551    23,364
  Depreciation and
   amortization          5,535     5,275     5,122     5,000    20,932
  Amortization of
   intangibles           1,749     2,852     2,623     1,630     8,854
  Marketing and
   advertising           6,977     5,079     5,783     3,998    21,837
  Office services        3,323     3,287     2,938     2,747    12,295
  Equipment                867       867       797       718     3,249
  Minority interest
   expense               2,244     2,211     2,325     2,076     8,856
  Other                  7,464     7,294     7,446     5,906    28,110
                      --------  --------  --------  --------  --------
   Total noninterest
    expense            144,275   137,397   132,640   123,789   538,101
                      --------  --------  --------  --------  --------

 Income Before Taxes    72,431    97,562    93,952    89,428   353,373

 Applicable Income
  Taxes                 25,509    37,469    34,799    32,883   130,660
                      --------  --------  --------  --------  --------

 Net Income           $ 46,922  $ 60,093  $ 59,153  $ 56,545  $222,713
                      ========  ========  ========  ========  ========

 Other Data:
  Earnings per common
   share - basic      $   0.98  $   1.24  $   1.22  $   1.18  $   4.62
  Earnings per common
   share - diluted    $   0.96  $   1.22  $   1.19  $   1.15  $   4.52
  Dividends paid per
   common share       $   0.46  $   0.46  $   0.46  $   0.46  $   1.84
  Dividend payout
   ratio                 47.44%    37.26%    38.22%    39.11%    40.13%
  Return on average
   assets                 1.19%     1.53%     1.54%     1.55%     1.45%
  Return on average
   shareholders'
   equity                11.28%    14.69%    14.79%    15.10%    13.92%
  Net interest margin
   (Fully taxable-
   equivalent)            4.42%     4.42%     4.46%     4.49%     4.45%
  Full-time equivalent
   employees             2,914     2,878     2,903     2,800

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                                             2008
                                                         -------------
                                                             First
 (In thousands)                                             Quarter
 ------------------------------------------------------  -------------
 Assets
  Cash and due from banks                                $    514,878
  Federal funds sold                                            1,000
  Due from banks - interest-bearing                            77,567
  Securities-available-for-sale                             2,389,459
  Trading account securities                                  121,152
  Loans and leases:
   Commercial                                               4,442,448
   Commercial real estate mortgages                         2,011,221
   Residential mortgages                                    3,215,871
   Real estate construction                                 1,462,641
   Equity lines of credit                                     449,177
   Installment                                                173,507
                                                         -------------
    Total loans and leases                                 11,754,865
     Allowance for loan and lease losses                     (168,278)
                                                         -------------
    Net loans and leases                                   11,586,587
  Premises and equipment, net                                 119,243
  Goodwill and other intangibles                              514,811
  Other assets                                                609,335
                                                         -------------
   Total assets                                          $ 15,934,032
                                                         =============

 Liabilities:
  Deposits:
   Noninterest-bearing                                   $  5,680,845
   Interest-bearing                                         6,111,524
                                                         -------------
    Total deposits                                         11,792,369
  Federal funds purchased and securities sold under
   repurchase agreements                                    1,118,478
  Other short-term borrowed funds                             720,992
  Subordinated debt                                           162,813
  Other long-term debt                                        243,439
  Minority interest                                            32,199
  Other liabilities                                           181,414
                                                         -------------
    Total liabilities                                      14,251,704

 Shareholders' Equity
  Common stock                                                 50,982
  Additional paid-in capital                                  419,044
  Retained earnings                                         1,390,781
  Accumulated other
   comprehensive loss                                         (3,431)
  Treasury shares                                            (175,048)
                                                         -------------
   Total shareholders' equity                               1,682,328
                                                         -------------
   Total liabilities and shareholders' equity            $ 15,934,032
                                                         =============

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                           2007
                    --------------------------------------------------
                       Fourth       Third        Second       First
 (In thousands)       Quarter      Quarter      Quarter      Quarter
 -----------------  -----------  -----------  -----------  -----------
 Assets
  Cash and due from
   banks            $   365,918  $   462,151  $   513,463  $   494,231
  Federal funds sold         --           --      170,000      210,000
  Due from banks -
   interest-bearing      88,151       95,047      139,539       77,214
  Securities-
   available-for-
   sale               2,462,655    2,563,983    2,797,366    2,902,385
  Trading account
   securities           293,355      192,162      117,456       35,981
  Loans and leases:
   Commercial         4,459,308    4,216,048    4,158,131    4,030,601
   Commercial real
    estate mortgages  1,954,539    1,894,753    1,947,218    1,877,695
   Residential
    mortgages         3,176,322    3,114,335    3,009,546    2,895,516
   Real estate
    construction      1,429,761    1,391,034    1,309,322    1,263,059
   Equity lines of
    credit              432,513      404,869      409,505      388,279
   Installment          178,195      169,041      185,112      194,448
                    -----------  -----------  -----------  -----------
    Total loans and
     leases          11,630,638   11,190,080   11,018,834   10,649,598
     Allowance for
      loan and lease
      losses           (168,523)    (152,018)    (157,849)    (161,005)
                    -----------  -----------  -----------  -----------
    Net loans and
     leases          11,462,115   11,038,062   10,860,985   10,488,593
  Premises and
   equipment, net       118,067      110,779      106,672      103,259
  Goodwill and other
   intangibles          520,127      517,396      518,918      420,197
  Other assets          578,902      567,817      571,597      532,093
                    -----------  -----------  -----------  -----------
   Total assets     $15,889,290  $15,547,397  $15,795,996  $15,263,953
                    ===========  ===========  ===========  ===========

 Liabilities:
  Deposits:
   Noninterest-
    bearing         $ 5,858,497  $ 5,538,107  $ 5,926,048  $ 5,690,413
   Interest-bearing   5,964,008    6,642,407    7,204,357    6,915,968
                    -----------  -----------  -----------  -----------
    Total deposits   11,822,505   12,180,514   13,130,405   12,606,381
  Federal funds
   purchased and
   securities
   sold under
   repurchase
   agreements         1,544,411      664,970      269,938      310,738
  Other short-term
   borrowed funds       100,000      326,041       72,818       50,667
  Subordinated debt     273,559      270,066      266,962      270,174
  Other long-term
   debt                 233,465      225,598      219,282      224,079
  Minority interest      31,676       29,148       29,029       28,285
  Other liabilities     228,067      217,301      186,212      183,185
                    -----------  -----------  -----------  -----------
   Total
    liabilities      14,233,683   13,913,638   14,174,646   13,673,509

 Shareholders'
  Equity
  Common stock           50,824       50,813       50,825       50,803
  Additional paid-in
   capital              420,168      421,754      419,277      421,990
  Retained earnings   1,369,999    1,345,337    1,307,638    1,271,092
  Accumulated other
   comprehensive
   loss                  (9,349)     (22,788)     (50,709)     (31,034)
  Treasury shares      (176,035)    (161,357)    (105,681)    (122,407)
                    -----------  -----------  -----------  -----------
   Total
    shareholders'
    equity            1,655,607    1,633,759    1,621,350    1,590,444
                    -----------  -----------  -----------  -----------
   Total
    liabilities and
    shareholders'
    equity          $15,889,290  $15,547,397  $15,795,996  $15,263,953
                    ===========  ===========  ===========  ===========

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)

                                                        2008
                                               -----------------------
                                                 First        Year To
 (Dollars in thousands)                         Quarter        Date
 --------------------------------------------  ---------    ----------
 Allowance for Loan and Lease Losses
 Balance at beginning of period                $ 168,523    $ 168,523

 Allowance of acquired institution                    --           --

 Net (charge-offs)/recoveries:
  Commercial                                      (1,573)      (1,573)
  Commercial real estate mortgages                    12           12
  Residential mortgages                                8            8
  Real estate construction                       (10,217)     (10,217)
  Equity lines of credit                            (239)        (239)
  Installment                                        (78)         (78)
                                               ---------    ---------
   Total net (charge-offs)/recoveries            (12,087)     (12,087)

 Provision for credit losses                      17,000       17,000

 Transfers from(to) reserve for off-balance
  sheet credit commitments                        (5,158)      (5,158)

                                               ---------    ---------
 Balance at end of period                      $ 168,278    $ 168,278
                                               =========    =========

 Net (Charge-Offs)/Recoveries to Average Total
  Loans and Leases: (annualized)

  Commercial                                       (0.14)%      (0.14)%
  Commercial real estate mortgages                  0.00%        0.00%
  Residential mortgage                              0.00%        0.00%
  Real estate construction                         (2.81)%      (2.81)%
  Equity lines of credit                           (0.22)%      (0.22)%
  Installment                                      (0.18)%      (0.18)%
   Total loans and leases                          (0.42)%      (0.42)%

 Reserve for Off-Balance Sheet Credit
  Commitments

 Balance at beginning of period                $  19,704    $  19,704
  Recovery of prior charge-off                        --           --
  Reserve of acquired institution                     --           --
  Transfers (to)from allowance                     5,158        5,158
                                               ---------    ---------
 Balance at end of period                      $  24,862    $  24,862
                                               =========    =========

                                         2007
                 ----------------------------------------------------
 (Dollars in      Fourth      Third     Second      First      Full
  thousands)      Quarter    Quarter    Quarter    Quarter     Year
                 --------   --------   --------   --------   --------
 Allowance for
  Loan and Lease
  Losses
 Balance at
  beginning of
  period         $152,018   $157,849   $161,005   $155,342   $155,342

 Allowance of
  acquired
  institution          --         --         --      4,513      4,513

 Net
  (charge-offs)/
  recoveries:
  Commercial         (900)      (632)    (2,218)     1,247     (2,503)
  Commercial real
   estate
   mortgages            9       (295)        --         --       (286)
  Residential
   mortgages           --         --         --         --         --
  Real estate
   construction    (2,872)    (2,654)        17         18     (5,491)
  Equity lines
   of credit          (50)        --         --         --        (50)
  Installment         (50)       (10)       (61)       (26)      (147)
                 --------   --------   --------   --------   --------
   Total net
    (charge-offs)/
    recoveries     (3,863)    (3,591)    (2,262)     1,239     (8,477)

 Provision for
  credit losses    20,000         --         --         --     20,000

 Transfers from
  (to) reserve
  for off-balance
  sheet credit
  commitments         368     (2,240)      (894)       (89)    (2,855)

                 --------   --------   --------   --------   --------
 Balance at end
  of period      $168,523   $152,018   $157,849   $161,005   $168,523
                 ========   ========   ========   ========   ========

 Net (Charge-Offs)/
  Recoveries to
  Average Total
  Loans and
  Leases:
  (annualized)

  Commercial        (0.08)%    (0.06)%    (0.21)%     0.12%     (0.06)%
  Commercial
   real estate
   mortgages         0.00%     (0.06)%     0.00%      0.00%     (0.02)%
  Residential
   mortgage          0.00%      0.00%      0.00%      0.00%      0.00%
  Real estate
   construction     (0.81)%    (0.78)%     0.01%      0.01%     (0.43)%
  Equity lines
   of credit        (0.05)%     0.00%      0.00%      0.00%     (0.01)%
  Installment       (0.12)%    (0.02)%    (0.13)%    (0.06)%    (0.08)%
   Total loans
    and leases      (0.13)%    (0.13)%    (0.08)%     0.05%     (0.08)%

 Reserve for
  Off-Balance
  Sheet Credit
  Commitments

 Balance at
  beginning of
  period         $ 20,072   $ 17,832   $ 17,005   $ 16,424   $ 16,424
  Recovery of
   prior
   charge-off          --         --        (67)        --        (67)
  Reserve of
   acquired
   institution         --         --         --        492        492
  Transfers (to)
   from allowance    (368)     2,240        894         89      2,855
                 --------   --------   --------   --------   --------
 Balance at end
  of period      $ 19,704   $ 20,072   $ 17,832   $ 17,005   $ 19,704
                 ========   ========   ========   ========   ========

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)

                        2008                     2007
                      --------  --------------------------------------
 (Dollars in           First     Fourth    Third     Second    First
  thousands)           Quarter   Quarter   Quarter   Quarter   Quarter
 -------------------  --------  --------  --------  --------  --------
 Nonaccrual Loans
  Commercial          $ 16,293  $ 17,103  $  7,673  $  3,998  $  7,024
  Commercial real
   estate mortgages      1,841     1,621     1,970     4,732     4,783
  Residential
   mortgages               706       387       394       378        --
  Real estate
   construction         93,296    55,632    15,513    12,566    11,199
  Equity lines of
   credit                1,422       679       502       452       362
  Installment               64       139       175       182        49
                      --------  --------  --------  --------  --------
   Total nonaccrual
    loans              113,622    75,561    26,227    22,308    23,417

 Other Nonperforming
  Assets                 3,812        --        --        --        --
                      --------  --------  --------  --------  --------

  Total nonperforming
   assets             $117,434  $ 75,561  $ 26,227  $ 22,308  $ 23,417
                      ========  ========  ========  ========  ========

 Loans 90 Days or More
  Past Due on Accrual
  Status                    --         1        --        --       199

 Allowance for loan
  and lease losses as
  a percentage of:
  Nonaccrual loans      148.10%   223.03%   579.63%   707.58%   687.55%
  Total nonperforming
   assets               143.30%   223.03%   579.63%   707.58%   687.55%
  Total loans and
   leases                 1.43%     1.45%     1.36%     1.43%     1.51%

 Nonaccrual loans as
  a percentage of
  total loans             0.97%     0.65%     0.23%     0.20%     0.22%

 Nonperforming assets
  as a percentage of:
  Total loans and
   other nonperforming
   assets                 1.00%     0.65%     0.23%     0.20%     0.22%
  Total assets            0.74%     0.48%     0.17%     0.14%     0.15%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                           2008             2007
                                    ----------------------------------
                                     First Quarter     Fourth Quarter
                                    ----------------  ----------------
                                    Average  Average  Average  Average
 (Dollars in millions)              Balance   Rate    Balance   Rate
 ---------------------------------- -------  -------  -------  -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                      $ 4,456   6.28%   $ 4,391   7.02%
    Commercial real estate
     mortgages                        1,975   6.84      1,925   7.01
    Residential mortgages             3,179   5.61      3,155   5.61
    Real estate construction          1,464   6.47      1,405   8.07
    Equity lines of credit              438   5.65        414   6.95
    Installment                         177   6.49        171   7.11
                                    -------           -------
    Total loans and leases           11,689   6.20     11,461   6.75
   Due from banks - interest-bearing     78   2.69         95   3.05
   Federal funds sold and securities
    purchased under resale
    agreements                            8   3.33          4   4.61
   Securities available-for-sale      2,446   4.81      2,500   4.84
   Trading account securities            78   3.11         94   4.57
   Other interest-earning assets         72   5.75         69   6.08
                                    -------           -------
    Total interest-earning assets    14,371   5.93     14,223   6.36
   Allowance for loan and lease
    losses                             (165)             (151)
   Cash and due from banks              379               393
   Other non-earning assets           1,139             1,124
                                    -------           -------
    Total assets                    $15,724           $15,589
                                    =======           =======

 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts       $   823   0.69%   $   805   0.69%
   Money market accounts              3,610   2.47      3,726   2.99
   Savings deposits                     135   0.36        142   0.49
   Time deposits - under $100,000       220   3.54        224   3.93
   Time deposits - $100,000 and over  1,329   3.99      1,514   4.38
                                    -------           -------
    Total interest-bearing deposits   6,117   2.55      6,411   3.01

   Federal funds purchased and
    securities sold under
    repurchase agreements             1,141   3.39        908   4.50
   Other borrowings                   1,119   4.00        746   5.67
                                    -------           -------
    Total interest-bearing
     liabilities                      8,377   2.86      8,065   3.42
  Noninterest-bearing deposits        5,404             5,603
  Other liabilities                     252               270
  Shareholders' equity                1,691             1,651
                                    -------           -------
    Total liabilities and
     shareholders' equity           $15,724           $15,589
                                    =======           =======

 Net interest spread                          3.07%             2.94%
                                              ====              ====
 Net interest margin                          4.26%             4.42%
                                              ====              ====

 Average prime rate                           6.22%             7.52%
                                              ====              ====

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                             2007
                       -----------------------------------------------
                       Fourth Quarter   Third Quarter  Second Quarter
                       --------------- --------------- ---------------
                       Average Average Average Average Average Average
 (Dollars in millions) Balance  Rate   Balance  Rate   Balance  Rate
 --------------------- ------- ------- ------- ------- ------- -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial         $ 4,391  7.02% $  4,303  7.42%  $ 4,275  7.37%
    Commercial real
     estate mortgages    1,925  7.01     1,897  7.31     1,932  7.36
    Residential
     mortgages           3,155  5.61     3,063  5.59     2,975  5.49
    Real estate
     construction        1,405  8.07     1,344  8.61     1,234  8.88
    Equity lines of
     credit                414  6.95       406  7.63       404  7.71
    Installment            171  7.11       178  7.35       191  7.51
                       -------         -------         -------
    Total loans and
     leases             11,461  6.75    11,191  7.04    11,011  7.05
   Due from banks -
    interest-bearing        95  3.05        98  3.48        89  2.40
   Federal funds sold
    and securities
    purchased under
    resale agreements        4  4.61        10  5.33        24  5.27
   Securities
    available-for-sale   2,500  4.84     2,746  4.78     2,872  4.72
   Trading account
    securities              94  4.57        84  5.23        72  5.23
   Other interest-
    earning assets          69  6.08        69  6.15        60  6.36
                       -------         -------         -------
    Total interest-
     earning assets     14,223  6.36    14,198  6.55    14,128  6.53
   Allowance for loan
    and lease losses      (151)           (157)           (162)
   Cash and due from
    banks                  393             434             445
   Other non-earning
    assets               1,124           1,120           1,041
                       -------         -------         -------
    Total assets       $15,589         $15,595         $15,452
                       =======         =======         =======

 Liabilities and
  Shareholders' Equity
  Interest-bearing
   deposits
   Interest checking
    accounts           $   805  0.69%  $   778  0.68%  $   804  0.56%
   Money market
    accounts             3,726  2.99     3,748  3.16     3,721  3.10
   Savings deposits        142  0.49       146  0.49       149  0.48
   Time deposits -
    under $100,000         224  3.93       232  4.05       274  3.79
   Time deposits -
    $100,000 and over    1,514  4.38     2,054  4.75     2,066  4.81
                       -------         -------         -------
    Total interest-
     bearing deposits    6,411  3.01     6,958  3.32     7,014  3.28

   Federal funds
    purchased and
    securities sold
    under repurchase
    agreements             908  4.50       672  4.99       486  5.11
   Other borrowings        746  5.67       620  6.14       612  6.09
                       -------         -------         -------
    Total interest-
     bearing
     liabilities         8,065  3.42     8,250  3.67     8,112  3.61
  Noninterest-bearing
   deposits              5,603           5,484           5,556
  Other liabilities        270             238             180
  Shareholders' equity   1,651           1,623           1,604
                       -------         -------         -------
    Total liabilities
     and shareholders'
     equity            $15,589         $15,595         $15,452
                       =======         =======         =======

 Net interest spread            2.94%           2.88%           2.92%
                                ====            ====            ====
 Net interest margin            4.42%           4.42%           4.46%
                                ====            ====            ====

 Average prime rate             7.52%           8.18%           8.25%
                                ====            ====            ====

                                                  2007
                                    ----------------------------------
                                      First Quarter     Year to Date
                                    ----------------  ----------------
                                    Average  Average  Average  Average
 (Dollars in millions)              Balance   Rate    Balance   Rate
 ---------------------------------  -------  -------  -------  -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                      $ 4,146   7.25%   $ 4,280   7.26%
    Commercial real estate
     mortgages                        1,758   7.39      1,879   7.26
    Residential mortgages             2,885   5.40      3,020   5.52
    Real estate construction          1,181   8.73      1,292   8.55
    Equity lines of credit              394   7.86        404   7.53
    Installment                         191   7.64        183   7.41
                                    -------           -------
    Total loans and leases           10,555   6.99     11,058   6.95
   Due from banks - interest-bearing     73   2.70         89   2.93
   Federal funds sold and securities
     purchased under resale
     agreements                          14   5.36         13   5.25
   Securities available-for-sale      2,916   4.70      2,757   4.76
   Trading account securities            54   6.09         76   5.20
   Other interest-earning assets         48   5.96         61   6.14
                                    -------           -------
    Total interest-earning assets    13,660   6.48     14,054   6.48
   Allowance for loan and lease
    losses                             (157)             (157)
   Cash and due from banks              422               424
   Other non-earning assets             911             1,050
                                    -------           -------
    Total assets                    $14,836           $15,371
                                    =======           =======

 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts       $   749   0.48%   $   784   0.60%
   Money market accounts              3,419   2.98      3,655   3.06
   Savings deposits                     155   0.47        148   0.48
   Time deposits - under $100,000       232   4.10        240   3.96
   Time deposits - $100,000 and over  1,872   4.72      1,876   4.68
                                    -------           -------
    Total interest-bearing deposits   6,427   3.18      6,703   3.20

   Federal funds purchased and
    securities sold under
    repurchase agreements               582   5.27        663   4.90
   Other borrowings                     599   6.15        645   6.00
                                    -------           -------
    Total interest-bearing
     liabilities                      7,608   3.57      8,011   3.57
  Noninterest-bearing deposits        5,489             5,533
  Other liabilities                     220               228
  Shareholders' equity                1,519             1,599
                                    -------           -------
    Total liabilities and
     shareholders' equity           $14,836           $15,371
                                    =======           =======

 Net interest spread                          2.91%             2.91%
                                              ====              ====
 Net interest margin                          4.49%             4.45%
                                              ====              ====

 Average prime rate                           8.25%             8.05%
                                              ====              ====

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)

                    2008                      2007
                  ----------------------------------------------------
                   First    Fourth   Third    Second   First     Full
                  Quarter  Quarter  Quarter  Quarter  Quarter    Year
                  -------  -------  -------  -------  -------  -------
 Per Common Share:
 -----------------
  Shares
   Outstanding
   (in thousands):
  Average - Basic  47,829   47,947   48,345   48,675   47,968   48,234
  Average -
   Diluted         48,517   48,869   49,408   49,838   49,087   49,290
  Period-End       47,871   47,830   48,064   48,831   48,602
 Book Value       $ 35.14  $ 34.61  $ 33.99  $ 33.20  $ 32.72
 Closing price:
  High            $ 60.00  $ 72.97  $ 78.00  $ 78.39  $ 75.39  $ 78.39
  Low               48.57    59.10    69.00    72.30    68.00    59.10
  Period-end        49.46    59.55    69.51    76.09    73.60

 Capital Ratios
  (Dollars in
  millions):
 --------------
 Risk-based
  capital
  Risk-adjusted
   assets         $12,852  $12,886  $12,234  $12,067  $11,618
  Tier I capital  $ 1,222  $ 1,199  $ 1,171  $ 1,185  $ 1,234
   Percentage of
    risk adjusted
    assets           9.51%    9.31%    9.57%    9.82%   10.62%
  Total capital   $ 1,473  $ 1,453  $ 1,470  $ 1,481  $ 1,524
   Percentage of
    risk adjusted
    assets          11.46%   11.27%   12.01%   12.28%   13.12%
  Tier I leverage
   ratio             8.06%    7.97%    7.80%    7.97%    8.59%
  Period-end
   shareholders'
   equity
   to total
   period-end
   assets           10.56%   10.42%   10.51%   10.26%   10.42%
  Period-end
   tangible
   shareholders'
   equity to total
   period-end
   tangible assets   7.57%    7.39%    7.43%    7.22%    7.88%
  Average
   shareholders'
   equity
   to total
   average assets    10.75%  10.59%   10.41%   10.38%   10.24%   10.41%
  Average tangible
   shareholders'
   equity to total
   average
   tangible assets   7.71%    7.52%    7.33%    7.67%    8.18%    7.67%

 Senior Debt Credit Ratings
 --------------------------
  For The Period Ended March 31, 2008                   Standard
                                        Moody's  Fitch  & Poor's   DBRS
                                        ------- ------- -------- -------
   City National Bank                      Aa3     A-       A    A(high)
   City National Corporation               A1      A-       A-      A

CONTACT:  City National
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (800) 599-9829
          Passcode: 91988445